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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 1, 2002 (except with respect to the matters discussed in Notes 1 and 11, as to which the date is March 28, 2002) included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-89692, 33-53852 and 33-67644.

                                                             ARTHUR ANDERSEN LLP

New York, New York
March 28, 2002